UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 30, 2014

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On May 30, 2014, Advanced Photonix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley & Co., LLC, (the “Underwriter”) as sole underwriter for the offer and sale in a firm commitment underwritten public offering of 5,391,304 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”) at a price to the public of $0.530 per share ($0.493 per share, net of underwriting discounts) (the “Offering”). Pursuant to the Underwriting Agreement, the Company also (i) granted to the Underwriter a 30-day option to purchase up to an additional 808,696 shares of Common Stock to cover over-allotments, if any, at the same price and (ii) agreed to reimburse the Underwriter for certain of its out-of-pocket expenses. The Underwriting Agreement also contains customary (i) representations, warranties, and agreements by the Company, (ii) conditions to closing, and (iii) indemnification provisions of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended.

The Offering was made pursuant to a prospectus supplement dated May 30, 2014, and an accompanying prospectus dated May 5, 2014 pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-195689), which was filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2014 and declared effective by the Commission on May 12, 2014.

The net proceeds to the Company from the Offering, after underwriting discounts and estimated transaction expenses, are anticipated to be approximately $2,552,374. The Company intends to use the net proceeds of the Offering to reduce its outstanding indebtedness and pay certain related fees. The Offering is expected to close on or about June 6, 2014, subject to the satisfaction of customary closing conditions including, but not limited to, NYSE MKT approval of the Company’s additional listing application to list the Common Stock issued accordance with the Underwriting Agreement on NYSE MKT (the “Additional Listing Application).

The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference.

The Underwriting Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

On May 30, 2014, the Company issued a press release announcing the pricing of the Offering and the execution of the Underwriting Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 8.01 - Other Events.

On May 30, 2014, the Company issued a press release announcing the pricing of the Offering and the execution of the Underwriting Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated May 30, 2014, by and between Advanced Photonix, Inc. and B. Riley & Co., LLC.

99.1	Advanced Photonix, Inc. press release dated May 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

	By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated: June 4, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated May 30, 2014, by and between Advanced Photonix, Inc. and B. Riley & Co., LLC.

99.1	Advanced Photonix, Inc. press release dated May 30, 2014.